MARCUM
ACCOUNTANTS ▲ ADVISORS

EXHIBIT 16.1

February 6, 2020

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549-7561

Commissioners:

We have read the statements made by Stem Holdings, Inc. under Item 4.01 of its Form 8-K dated February 6, 2020. We agree with the statements concerning our Firm in such Form 8-K; we are not in a position to agree or disagree with other statements of Stem Holdings, Inc. contained therein.

Very truly yours,

Marcum LLP

S:\BUSINESS\Word_Processing\Common\Finalized\Stem Holdings, Inc\2020\Letters\209212 SEC - Change of Auditor 02.06.20.docx